SCHEDULE 14A INFORMATION

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P.F. Chang’s China Bistro, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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P.F. CHANG’S CHINA BISTRO, INC.

15210 N. Scottsdale Rd., Ste. 300
Scottsdale, AZ 85254

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 25, 2001

Dear Stockholder:

      You are invited to attend the Annual Meeting of the Stockholders of P.F. Chang’s China Bistro, Inc., a Delaware corporation (the “Company”), which will be held on April 25, 2001, at 8:00 a.m., local time, at the corporate office of P.F. Chang’s China Bistro, Inc. located at 15210 N. Scottsdale Rd., Ste. 300 Scottsdale, Arizona, for the following purposes:

1.	To elect a Board of Directors. Management has nominated the following people for election at the meeting: Richard L. Federico, Paul M. Fleming, Kenneth J. Wessels, R. Michael Welborn, James G. Shennan, Jr. and F. Lane Cardwell, Jr.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 30, 2001.

3.	To transact such other business as may properly come before the meeting.

      Stockholders of record at the close of business on March 6, 2001, are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the Company.

By Order of the Board of Directors,

/s/ KRISTINA K. CASHMAN

KRISTINA K. CASHMAN
Secretary and Director of Finance

Scottsdale, Arizona

March 23, 2001

GENERAL INFORMATION	1

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	2

PROPOSAL NUMBER ONE ELECTION OF DIRECTORS	4

PROPOSAL NUMBER TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	5

EXECUTIVE COMPENSATION AND OTHER MATTERS	6

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION	11

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	13

COMPARISON OF STOCKHOLDER RETURN	14

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING	14

TRANSACTION OF OTHER BUSINESS	15

AUDIT COMMITTEE CHARTER	A-1

i

P.F. CHANG’S CHINA BISTRO, INC.

15210 N. Scottsdale Rd., Ste. 300
Scottsdale, AZ 85254

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

       The accompanying proxy is solicited by the Board of Directors of P.F. Chang’s China Bistro, Inc., a Delaware corporation ( “P.F. Chang’s” or the “Company”), for use at the Annual Meeting of Stockholders to be held April 25, 2001, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is March 23, 2001, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

General Information

      Annual Report. An annual report on Form 10-K for the fiscal year ended December 31, 2000, is enclosed with this Proxy Statement.

      Voting Securities. Only stockholders of record as of the close of business on March 6, 2001, will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 11,880,005 shares of Common Stock of the Company, par value $0.001 per share, issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one (1) vote for each share of stock held on the proposals presented in this Proxy Statement. The Company’s by-laws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

      Solicitation of Proxies. The cost of soliciting proxies will be borne by the Company. The Company will solicit stockholders by mail through its regular employees and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company also may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

      Voting of Proxies. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the director-nominees and the proposals. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivery to the Secretary of the Company of a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information, as of February 14, 2001, with respect to the beneficial ownership of the Company’s Common Stock by:

•	all persons known by us to be the beneficial owners of more than 5% of our outstanding common stock;

•	each or our directors;

•	each of the executive officers named in the Summary Compensation Table; and

•	all of our executive officers and directors as a group

      The percentage of class is calculated on the basis of 11,703,144 shares of common stock outstanding, except that shares of common stock underlying options exercisable within 60 days of February 14, 2001 are deemed to be outstanding for purposes of calculating the beneficial ownership of securities of the holders of such options. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated, the address for each beneficial owner is c/o the Company, 15210 N. Scottsdale, Road, Suite 300, Scottsdale, AZ 85254.

	Shares Owned(1)

	Number	Percentage of
Name and Address of Beneficial Owners(2)	of Shares	Class(3)

FMR Corp.	1,342,650	11.5%
Fidelity Management & Research Company
82 Devonshire Street
Boston, MA 02109

T. Rowe Associates, Inc.	1,117,400	9.5
100 E. Pratt Street
Baltimore, MD 21202

Paul M. Fleming(1)	915,000	7.6

Pilgrim Baxter & Associates	811,200	6.9
825 Duportail Road
Wayne, PA 19087

Arbor Capitol Management LLC	795,500	6.8
One Financial Plaza
120 South 6th Street, Suite 1000
Minneapolis, MN 55402

Capital Research and Management Company(2)	750,000	6.4
333 South Hope Street, 55th Floor
Los Angeles, CA 90071

Richard L. Federico(3)	452,465	3.7

Robert T. Vivian(4)	134,200	1.1

Gregory C. Carey(5)	79,000	*

Frank Ziska(6)	58,500	*

R. Michael Welborn(7)	27,000	*

F. Lane Cardwell, Jr.(8)	23,500	*

James G. Shennan, Jr.(9)	57,821	*

Kenneth J. Wessels (10)	15,000	*

Kristina K. Cashman (11)	13,800	*

Executive Officers and Directors as a group (10 persons)(12)	1,776,286	13.9

*	Less than 1%

(1)	Includes 286,640 shares subject to options which are exercisable within 60 days of February 14, 2001.

(2)	Includes 675,000 shares held by an affiliate, SMALLCAP World Fund, Inc., and 75,000 shares held by an affiliate American Funds Insurance Series — Global Small Capitalization Fund.

(3)	Includes 452,465 shares subject to options which are exercisable within 60 days of February 14, 2001.

(4)	Includes 89,390 shares subject to options which are exercisable within 60 days of February 14, 2001.

(5)	Includes 79,000 shares subject to options which are exercisable within 60 days of February 14, 2001.

(6)	Includes 58,500 shares subject to options which are exercisable within 60 days of February 14, 2001.

(7)	Includes 25,000 shares subject to options which are exercisable within 60 days of February 14, 2001.

(8)	Includes 22,500 shares subject to options which are exercisable within 60 days of February 14, 2001.

(9)	Includes 30,260 shares held by the Shennan 1995 Trust and 5,061 shares held by the Shennan Family Partnership. Includes 22,500 shares subject to options which are exercisable within 60 days of February 14, 2001.

(10)	Includes 15,000 shares subject to options which are exercisable within 60 days of February 14, 2001.

(11)	Includes 13,800 shares subject to options which are exercisable within 60 days of February 14, 2001.

(12)	Includes 1,064,795 shares subject to options which are exercisable within 60 days of February 14, 2001.

PROPOSAL NUMBER ONE

ELECTION OF DIRECTORS

      Director Nominees. The table below sets forth the Company’s directors, and certain information, as of February 14, 2001, with respect to age and background.

			Director
Name	Position With the Company	Age	Since

Richard L. Federico	Chairman, Chief Executive Officer and
	Director	46	1996

Paul M. Fleming	Founder and Director	46	1996

F. Lane Cardwell, Jr.	Director	48	1999

James G. Shennan, Jr.	Director	59	1997

R. Michael Welborn	Director	49	1996

Kenneth J. Wessels	Director	58	2000

      Richard L. Federico joined the Company as President and a director in February 1996 and in September 1997 succeeded Paul M. Fleming as Chief Executive Officer. From February 1989 to January 1996 Mr. Federico served as President of the Italian Concepts division of Brinker International, Inc. where he was responsible for concept development and operations. Under his direction, this division grew from one unit in 1989 to more than 70 units by 1996.

      Paul M. Fleming founded the Company in January 1996 and has served as a director of the Company since that time. Mr. Fleming also served as Chief Executive Officer of the Company from January 1996 to September 1997. From November 1992 to February 1996, Mr. Fleming served as President of Fleming Chinese Restaurants, Inc., the entity which opened, developed and managed the first four P.F. Chang’s restaurants, each of which were owned by separate entities and were located in Scottsdale, Arizona and Irvine, Newport Beach and La Jolla, California. In addition, from 1983 to 1996, Mr. Fleming was also a franchisee of Ruth’s Chris Steakhouse, Inc.

      F. Lane Cardwell, Jr. has served as a director of the Company since October 1999. Mr. Cardwell has spent over 20 years in the restaurant industry, most recently as the President of Eatzi’s Market and Bakery from 1996 to 1999. Prior to joining Eatzi’s in 1996, Mr. Cardwell was Executive Vice President, Chief Administrative Officer and a member of the board of directors of Brinker International, Inc.

      James G. Shennan, Jr. has served as a director of the Company since May 1997. He has been a principal of Trinity Ventures, a venture capital firm, since June 1989. Mr. Shennan also serves on the boards of directors of Starbuck’s Corporation and a number of privately-held, consumer-oriented companies in which Trinity Ventures is an investor.

      R. Michael Welborn has served as a director of the Company since August 1996. Mr. Welborn is Executive Vice President and Head of Retail Banking for Bank One, a national bank. He has been with Bank One since January 1996. From September 1993 to December 1995 he served as Managing Director of The Venture West Group, a merchant bank. From May 1988 to September 1993 Mr. Welborn served as Chairman of Citibank of Arizona. Mr. Welborn also serves on the boards of directors of Bank One, Arizona, N.A. and a private company.

      Kenneth J. Wessels has served as a director of the Company since October 2000. Mr. Wessels was Chief Executive Officer of Dain Rauscher Wessels and a director of Dain Rauscher, Inc. from March 1998 to May 2000. Prior to joining Dain Rauscher, Mr. Wessels was Chief Executive Officer of Wessels, Arnold & Henderson, an investment banking firm which he founded in 1986.

      Currently, all directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the Company’s Board of Directors. There are no family relationships among the directors or officers of the Company.

      During the fiscal year ended December 31, 2000, the Board held four (4) meetings. Each director serving on the Board in fiscal year 2000 attended at least 75% of the meetings of the Board and the Committees on which they served.

      We have two standing committees, an Audit Committee and a Compensation Committee.

      The Company has an Audit Committee composed of independent directors for which information regarding the functions performed by the Committee, its membership, and the number of meetings held during the fiscal year, is set forth in the “REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS” included in this annual proxy statement. The members of the Audit Committee are Messrs. Cardwell, Welborn and Wessels. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included in Appendix A.

      The Compensation Committee’s function is to review and approve salary and bonus levels and stock option grants for executive officers and key employees. The members of the Compensation Committee are Messrs. Cardwell and Welborn. During the fiscal year ended December 31, 2000, the Compensation Committee held two meetings. For additional information concerning the Compensation Committee, see “REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION.”

      Management’s nominees for election at the Annual Meeting of Stockholders to the Board of Directors are Richard L. Federico, Paul M. Fleming, R. Michael Welborn, James G. Shennan, Jr., F. Lane Cardwell, Jr. and Kenneth J. Wessels. If elected, the nominees will serve as directors until the Company’s Annual Meeting of Stockholders in 2002, and until their successors are elected and qualified. If a nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although Management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominee as Management may designate.

      If a quorum is present and voting, the seven nominees for the positions of directors receiving the highest number of votes will be elected. Abstentions and broker non-votes will have no effect on the outcome of the vote. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES NAMED ABOVE.

PROPOSAL NUMBER TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      Subject to ratification by the stockholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit our financial statements for the fiscal year ending December 30, 2001. Ernst & Young LLP has acted in such capacity since its appointment during the fiscal year ended December 31, 1995. Fees for the last annual audit were $115,000 and all other fees were $395,000, including audit related services of $12,000 and nonaudit services of $383,000. Audit related services included fees for pension audits while fees for non audit services included tax compliance services totaling approximately $150,000 and state income tax planning services of about $233,000. A representative of Ernst & Young LLP is expected to be present at the annual meeting of stockholders with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Vote required and board of directors’ recommendation

      The affirmative vote of a majority of the votes cast at the annual meeting of stockholders, at which a quorum representing a majority of all outstanding shares of P.F. Chang’s China Bistro common stock is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF ERNST & YOUNG LLP AS P.F. CHANG’S CHINA BISTRO’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 30, 2001.

EXECUTIVE COMPENSATION AND OTHER MATTERS

      Executive Officers. The following executive officers of the Company held the following positions as of February 14, 2001:

Name	Position Held With the Company	Age

Richard L. Federico	Chairman, Chief Executive Officer and Director	46

Robert T. Vivian	President and Chief Financial Officer	42

Frank Ziska	Chief Development Officer	53

Kristina K. Cashman	Secretary and Director of Finance	34

      Mr. Federico is being considered for re-election to the position of director of the Company. See “Director Nominees” for a discussion of Mr. Federico’s business experience.

      Robert T. Vivian has served as President and Chief Financial Officer since December 2000. Prior to December, Mr. Vivian served as Chief Financial Officer of P.F. Chang’s China Bistro, Inc. since joining the Company in 1996. From January 1991 to April 1996, Mr. Vivian served in a variety of positions at Brinker International, Inc., the most recent of which was Vice President of Investor Relations. In this capacity, Mr. Vivian was responsible for dissemination of financial information and corporate communications to Brinker’s stockholders.

      Frank Ziska has served as Chief Development Officer since June 1998. Prior to joining the Company, from 1994 to June 1998, Mr. Ziska served as Managing Director of United States and Canadian Operations for Cushman & Wakefield Worldwide, a real estate brokerage firm. Prior to that time, beginning in 1989, Mr. Ziska served as Managing Director and Branch Manager of Arizona Operations for Cushman & Wakefield of Arizona, Inc.

      Kristina K. Cashman has served as Secretary and Director of Finance since December 2000. Prior to December, Ms. Cashman served as Controller for the Company since joining P.F. Chang’s China Bistro, Inc. in 1996. From 1994 to 1996, Ms. Cashman served as Controller for a small software company in the Phoenix area. From 1988 to 1994, Ms. Cashman served in a variety of positions at Ernst & Young LLP, the most recent of which was Audit Manager.

      The following table sets forth information for the fiscal year ended December 31, 2000 concerning the compensation of the Chairman and Chief Executive Officer of the Company and each of the other most highly compensated executive officers of the Company as of December 31, 2000, whose total salary and bonus for the year ended December 31, 2000, exceeded $100,000.

Summary Compensation Table

				Long Term
				Compensation
	Annual Compensation			Awards

				Securities
Name and				Underlying
Principal Position	Year	Salary	Bonus(1)	Options

Richard L. Federico	2000	$375,000	$190,000	28,500
Chairman and Chief Executive Officer	1999	325,000	219,000	30,000
	1998	300,000	105,000	—

Robert T. Vivian	2000	200,000	80,000	34,500
President and Chief Financial Officer	1999	170,000	102,000	22,500
	1998	140,000	34,000	12,500

Gregory C. Carey(2)	2000	235,000	97,000	27,500
Chief Operating Officer	1999	220,000	120,000	22,500
	1998	70,000	40,000	55,000

Frank Ziska	2000	165,000	51,000	20,000
Chief Development Officer	1999	150,000	71,000	15,000
	1998	73,000	12,000	30,000

Kristina K. Cashman	2000	100,000	25,000	4,000
Secretary and Director of Finance	1999	85,000	19,000	3,500
	1998	80,000	10,000	2,500

(1)	Amounts earned were determined by the Company’s Compensation Committee. See “Report of the Compensation Committee of the Board of Directors on Executive Compensation.”

(2)	Mr. Carey held the position of Chief Operating Officer until December 2000, at which time he became a Development Partner for Pei Wei Asian Diner, Inc., the Company’s limited service concept.

      The following table provides the specified information concerning grants of options to purchase the Company’s Common Stock made during the fiscal year ended December 31, 2000, to the persons named in the Summary Compensation Table.

Option Grants in Fiscal Year 2000

	Individual Grants

	Number of	Percent of			Potential Realizable
	Shares of	Total			Value at Assumed
	Common	Options			Annual Rates of
	Stock	Granted to			Stock Price Appreciation
	Underlying	Employees in			for Option Term(1)
	Options	Fiscal	Exercise Price	Expiration
Name	Granted(2)	Year 2000(3)	Per Share(4)	Date	5%	10%

Richard L. Federico	28,500	10.59%	$30.00	06/22/10	$537,705	$1,362,650

Robert T. Vivian	12,000	4.46	35.81	04/25/10	270,248	684,863
	22,500	8.36	30.00	06/22/10	424,503	1,075,776

Gregory C. Carey	5,000	1.86	35.81	04/25/10	112,603	285,360
	22,500	8.36	30.00	06/22/10	424,503	1,075,776

Frank Ziska	5,000	1.86	35.81	04/25/10	112,603	285,360
	15,000	5.58	30.00	06/22/10	283,002	717,184

Kristina K. Cashman	4,000	1.49	30.00	06/22/10	75,467	191,250

(1)	Potential Realizable Value is net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation, in accordance with the Securities and Exchange Commission (“SEC”) rules. Actual gains, if any, on stock option exercises are dependent upon future performance of the Company and related Common Stock price levels during the terms of the options, overall market conditions and the option holders’ continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

(2)	Options granted in fiscal 2000 under the Company’s 1998 Stock Option Plan (the “1998 Option Plan”) generally vest over a five year period, with 20% of the options vesting one year after the date of grant and the balance vesting in equal monthly installments.

(3)	Based upon options granted to purchase an aggregate of 269,000 shares of Common Stock.

(4)	All options listed were granted at market value on the date of grant as determined by the Company’s Board of Directors.

      The following table provides the specified information concerning unexercised options held as of December 31, 2000, by the persons named in the Summary Compensation Table.

Aggregated Option Exercises

and Fiscal Year-end Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options at 12/31/00		Options at 12/31/00(1)
	Shares Acquired	Value
Name	on Exercise	Realized(3)	Exercisable(2)	Unexercisable	Exercisable(2)	Unexercisable

Richard L. Federico	—	$—	452,465	—	$11,562,484	—

Robert T. Vivian	72,600	1,955,776	89,390	—	1,000,615	—

Gregory C. Carey	15,000	227,000	79,000	—	812,820	—

Frank Ziska	3,500	84,868	58,500	—	586,925	—

Kristina K. Cashman	5,700	143,498	13,800	—	194,647	—

(1)	Calculated by determining the difference between the fair market value of the securities underlying the options at December 31, 2000, based on the closing selling price of the Common Stock on December 31, 2000 of $31.44 by the Nasdaq National Market, and the exercise price of the Named Executive Officers’ options.

(2)	All options issued to the Named Executive Officers are immediately exercisable. However, unvested shares are subject to a right of a purchase on behalf of the Company in the event of the Named Executive Officers’ termination of service with the Company.

(3)	Value realized is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate market value of the shares of Common Stock acquired on the date of exercise.

Compensation of Directors

      Directors who are not P.F. Chang’s employees do not receive any compensation for serving on our Board of Directors. We reimburse non-employee directors for reasonable costs and expenses incurred in attending Board of Directors’ meetings. Mr. Welborn received a non-qualified stock option to purchase 25,000 shares of common stock, at an exercise price of $2.40 per share in August 1996, subject to vesting over a five year period, and immediately vested options to purchase 2,500 shares at an exercise price of $25.81 in May 1999, 5,000 shares at an exercise price of $22.75 in June 1999, and 7,500 shares at an exercise price of $35.81 in April 2000. Mr. Shennan and Mr. Cardwell each received a non-qualified stock option to purchase 15,000 shares of common stock, at an exercise price of $19.75 per share in October 1999, subject to vesting over five year period, and immediately vested options to purchase 7,500 shares at an exercise price of $35.81 in April 2000. Mr. Wessels received a non-qualified stock option to purchase 15,000 shares at an exercise price of $34.50 per share in October 2000, subject to vesting over a five year period. Non-employee directors are eligible to participate in the automatic option grant program whereby, upon election or re-election, each director receives a non-qualified stock option for shares of our common stock. Directors who are P.F. Chang’s employees receive no additional compensation for serving on the board of directors.

Compensation Committee Interlocks and Insider Participation

      During the last fiscal year, executive compensation was administered by the Compensation Committee comprised of two non-employee directors of the Company, F. Lane Cardwell, Jr. and R. Michael Welborn. Mr. Federico, our Chairman and Chief Executive Officer during the last fiscal year, participated in the deliberations of the Compensation Committee regarding executive compensation that occurred during 2000, but did not take part in the deliberations regarding his own compensation. Mr. Federico’s participation in the deliberations of the Compensation Committee included providing information on the performance of people who work at the Company and advisory recommendations regarding appropriate levels of compensation for the Company’s officers.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

      We entered into an employment agreement with Paul M. Fleming on January 1, 1996. Pursuant to the terms of the agreement, Mr. Fleming is currently serving as a director and was one of our employees for a term which expired December 31, 1998. On September 2, 1998, we amended the employment agreement to provide for Mr. Fleming’s transition from an employee to one of our consultants. Pursuant to the terms of the employment agreement, as amended, we retained Mr. Fleming as a consultant and nominated him as a director each year during the period beginning January 1, 1999 and ending December 31, 2000. Beginning January 1, 1999, Mr. Fleming was compensated for services rendered as a consultant and reimbursed for all actual, out-of-pocket expenses incurred in providing such services. The agreement prohibits Mr. Fleming from competing with us in the area of Chinese and Asian food concepts during the term of the agreement and for two years after the termination thereof.

Registration Rights

      Executive officers, directors, principal stockholders and affiliates of such individuals or entities who hold shares of common stock issued upon conversion of our Series A Preferred Stock and Series B Preferred Stock, or their permitted transferees are entitled to certain rights with respect to the registration of such shares under the Securities Act of 1933, as amended. If the Company proposes to register any of its securities under the Securities Act for its own account, these stockholders are entitled to notice of such registration and are entitled to include shares of Common Stock therein, provided, among other conditions, that the underwriters of any such offering have the right to limit the number of shares included in such registration.

Certain Relationships and Related Transactions

      Since January 1998, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000, and in which any director, executive officer or holder of more than 5% of any class at voting securities of the Company and members of such person’s family had or will have a direct or indirect material interest.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors and persons who beneficially own more than 10% of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

      Based solely on the Company’s review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company’s executive officers, directors and more than 10% stockholders were complied with and filed in a timely manner, except that statements of changes in beneficial ownership for R. Michael Welborn for two transactions were not timely filed and the initial statement of beneficial ownership for Kenneth J. Wessels was not timely filed.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

      F. Lane Cardwell, Jr. and R. Michael Welborn are members of the Compensation Committee. Each of these individuals is a non-employee member of the Company’s Board of Directors. For fiscal year ended 2000, all decisions concerning executive compensation were made by the Compensation Committee. The Compensation Committee is responsible for setting and administering the policies governing annual compensation of the executive officers of the Company. The Compensation Committee reviews the President’s recommendations regarding the performance and compensation levels for executive officers, other than the Company’s President and Chief Executive Officer.

Overview

      The goals of the Company’s executive officer compensation policies are to attract, retain and reward executive officers who contribute to the Company’s success, to align executive officer compensation with the Company’s performance and to motivate executive officers to achieve the Company’s business objectives. The Company uses salary, bonus compensation and option grants to attain these goals. The Compensation Committee reviews compensation surveys and other data to enable the Compensation Committee to compare the Company’s compensation package with that of similarly-sized restaurant.

Salary

      Base salaries of executive officers are reviewed annually, and if deemed appropriate, adjustments are made based on individual executive officer performance, scope of responsibilities and levels paid by similarly-sized restaurant companies. In determining the salaries of the executive officers, the Compensation Committee considered information provided by the Company’s Chief Financial Officer, and may from time to time consider salary surveys and similar data prepared by an employment compensation consulting firm.

      The Chairman and Chief Executive Officer is responsible for evaluating the performance of all other executive officers and recommends salary adjustments which are reviewed and approved by the Compensation Committee. In addition to considering the performance of individual executive officers and information concerning competitive salaries, significant weight is placed on the financial performance of the Company in considering salary adjustments.

Bonus Compensation

      Cash bonuses for each executive officer are set annually by the Compensation Committee and are specifically weighted for identified financial, management, strategic and operational goals. Performance against the established goals is determined annually by the Compensation Committee and, based on such determination, the Compensation Committee approves payment of appropriate bonuses.

Stock Options

      The Company strongly believes that equity ownership by executive officers provides incentives to build stockholder value and align the interests of executive officers with the stockholders. The size of an initial option grant to an executive officer has generally been determined with reference to similarly-sized restaurant companies, the responsibilities and future contributions of the executive officer, as well as recruitment and retention considerations. In fiscal 2000, the Chairman and Chief Executive Officer recommended to the Board of Directors, and the Board of Directors approved, stock option grants under the 1998 Plan to certain of the executive officers.

Compensation of Chief Executive Officer

      Richard L. Federico has served as the President of the Company since February 1996, Chief Executive Officer of the Company since September 1997 and Chairman of the Company since December 2000. Mr. Federico’s fiscal 2000 compensation, including a base salary of $375,000, was set by the Committee in

April 2000. The Compensation Committee reviewed Mr. Federico’s performance with regard to performance objectives, weighted among specific personal and corporate objectives, in determining his eligibility for bonus compensation. Mr. Federico’s bonus compensation earned in fiscal 2000 was $190,000.

Deductibility of Executive Compensation

      The Company has considered the provisions of the Code and the related regulations of the Internal Revenue Service which restrict deductibility of executive compensation paid to each of the five most highly compensated executive officers at the end of any fiscal year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under the 1998 Plan and 1997 Plan should qualify for an exemption from these restrictions. The Compensation Committee does not believe that other components of the Company’s compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. In the future, the Compensation Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation. The Compensation Committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

COMPENSATION COMMITTEE

F. Lane Cardwell, Jr.
R. Michael Welborn

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

      F. Lane Cardwell, Jr., R. Michael Welborn and Kenneth J. Wessels are members of the Audit Committee. Each of these individuals is a non-employee member of the Company’s Board of Directors. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors’ independence.

      The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held three meetings during fiscal year 2000.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company’s independent auditors.

AUDIT COMMITTEE

F. Lane Cardwell, Jr.
R. Michael Welborn
Kenneth J. Wessels

COMPARISON OF STOCKHOLDER RETURN

      Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company’s Common Stock with the cumulative total return of (i) the Nasdaq National Market and, (ii) the Russell 2000 Index for the period commencing December 4, 1998 through fiscal year ended December 31, 2000.

Comparison of Cumulative Total Return From December 4, 1998 through December 31, 2000(1)

P.F. Chang’s China Bistro, Inc., Nasdaq National Market, Russell 2000 Index

	12/4/98(2)	12/27/98	01/02/00	12/31/00

P.F. CHANG’S CHINA BISTRO, INC	$100.00	$154.17	$207.29	$261.98

NASDAQ NATIONAL MARKET	100.00	108.41	204.21	122.87

RUSSELL 2000 INDEX	100.00	101.80	126.70	121.38

(1)	The effective date of the Company’s initial public offering was December 4, 1998. For purposes of this presentation, the Company has assumed that its initial public offering price of $12.00 would have been the closing sales price on December 3, 1998, the day prior to commencement of trading.

(2)	Assumes that $100.00 was invested on December 4, 1998, in the Company’s Common Stock at the initial offering price of $12.00 and at the closing sales price for each index, and that all dividends were reinvested. No dividends have been declared on the Company’s Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

STOCKHOLDER PROPOSALS TO BE PRESENTED

AT NEXT ANNUAL MEETING

      The Company has an advanced notice provision in its Bylaws for stockholder business to be presented at meetings of stockholders. This provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice in writing to the

Company’s Secretary. In order to be timely, a stockholder proposal for next year’s Annual Meeting of Stockholders must be received at the Company’s offices at 15210 N. Scottsdale Rd., Ste. 300, Scottsdale, Arizona, 85254 by December 20, 2001.

      Stockholder proposals to be included in the Company’s Proxy Statement for next year’s Annual Meeting of Stockholders must be received by the Company by December 20, 2001 and satisfy the conditions established by the Securities and Exchange Commission, specifically, Rule 14a — 8 of the Exchange Act.

TRANSACTION OF OTHER BUSINESS

      At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ KRISTINA K. CASHMAN

Kristina K. Cashman
Secretary and Director of Finance

March 23, 2001

Appendix A

AUDIT COMMITTEE CHARTER

Purpose

      The primary function of the audit committee is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to shareholders and others, the systems of internal control which management and the board of directors have established, and the audit process. In doing so, it is the responsibility of the audit committee to provide an open avenue of communication between the board of directors, management, and the independent accountants. The committee is to be the board’s principal agent in ensuring the independence and objectivity of the independent accountants, the integrity of management, and the adequacy of disclosure to stockholders. The opportunity for the independent accountants to meet with the entire board of directors as needed is not to be restricted, however.

Composition

      The committee shall be comprised of at least three directors who are independent of management and operating executives. Members shall be appointed by the board of directors. One of the members shall be appointed committee chairman by the board of directors.

Authority

      The audit committee has the authority to investigate any activity of the company within its scope of responsibilities, and shall have unrestricted access to members of management and all information relevant to its responsibilities. All employees are directed to cooperate as requested by members of the committee. The committee is empowered to retain persons having special competence as necessary to assist the committee in fulfilling its responsibility.

Meetings

      The audit committee is to meet at least two times per year, and whenever that committee deems necessary.

Attendance

      Members of the audit committee should be present at all meetings. As necessary or desirable, the chairman may request that members of management and representatives of the independent accountants be present at meetings of the committee.

Minutes

      Minutes of each meeting are to be prepared and sent to committee members as well as to the directors who are not members of the committee. Copies are to be made available to the independent accountants.

Specific Duties

      The audit committee shall:

1.	Enable direct communication between the independent accountants and the committee at any time. Instruct the independent accountants to report directly to the committee any serious difficulties or disputes with management.

2.	Recommend to the board of directors the retention or replacement of the independent accountants, and provide a written summary of the basis for any recommended change.

3.	Review the scope of the independent accountant’s audit examination, including their engagement letter, prior to the annual audit. Review the audit fees agreed upon by management. Review with

A-1

management the extent of non-audit services to be provided by the independent accountants, in relation to the objectivity needed in the audit.

4.	Upon completion of the audit, review financial results for the year with management and the independent accountants to be included in the Company’s Annual Report on Form 10-K. This review is to encompass:

•	The financial statements and disclosures to be included in the company’s annual report to shareholders, the 10-K report to the SEC, or similar publicly filed documents.

•	Significant transactions not a normal part of the company’s operations.

•	Significant changes during the year in the company’s accounting

•	principles or their applications.

•	Significant adjustments proposed by the independent accountants.

5.	Review the audit process with management and the independent accountants, upon completion of their annual audit, to evaluate:

•	The cooperation received by the independent accountants, including access to all requested information.

•	Any instances where management has obtained “second opinions” from other accountants.

•	Any disagreements with management which, if not satisfactorily resolved, would have caused them to modify their report on the financial statements.

•	Management’s comments regarding the audit.

6.	Review the independent accountant’s required communication of any material weaknesses in internal controls, and assess the adequacy of management’s corrective actions.

7.	Review periodically, with the independent accountants, the adequacy of the company’s accounting and financial personnel and any relevant recommendations concerning internal controls, accounting principles, and accounting/reporting systems.

8.	Review the effect of any important new pronouncements of the accounting profession and other regulatory bodies on the company’s accounting and reporting policies.

A-2

P.F. CHANG’S CHINA BISTRO, INC.
Proxy for Annual Meeting of Stockholders
Solicited by the Board of Directors
P
R
O
X
Y

The undersigned hereby appoint Richard L. Federico and Robert T. Vivian, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock in P.F. Chang’s China Bistro, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the corporate offices of P.F. Chang’s China Bistro, Inc. in Scottsdale, Arizona on April 25, 2001 at 8:00 a.m. local time, and at any adjournment thereof (1) as hereinafter specified upon the proposal listed on the reverse side and as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

1.	Election of Directors

    Nominees: Richard L. Federico, Paul M. Fleming, Kenneth J. Wessels, R. Michael Welborn, James G. Shennan, Jr., and F.  Lane     Cardwell, Jr.

2. Ratification of appointment of independent auditors.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR THE PROPOSAL.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

...

 FOLD AND DETACH HERE

IMPORTANT: PLEASE VOTE, DATE AND SIGN YOUR

PROXY AND RETURN IT IN THE ENVELOPE PROVIDED

[X] Please mark your votes as in this example.	3679

A vote FOR the following proposals is recommended by the Board of Directors.

		FOR	WITHHELD
1.	Election of Directors (see reverse)	[ ]	[ ]
For, except vote withheld from the following nominee(s)

		FOR	AGAINST	ABSTAIN
2.	Appointment of Ernst & Young LLP as independent auditors for the year ending December 30, 2001	[ ]	[ ]	[ ]

     Even if you are planning to attend the meeting in person, you are urged to sign and mail the Proxy in the return envelope so that your stock may be represented at the meeting.

     Sign exactly as your name(s) appears on your stock certificates. If shares of stock stand on record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their title. Please date the Proxy.

Signature(s)	_______________________________________________________	Date	___________________________

FOLD AND DETACH HERE

Annual Meeting of
Stockholders
P.F. CHANG’S CHINA BISTRO, INC.
April 25, 2001, 8:00 a.m.
P.F. Chang’s China Bistro, Inc.
Scottsdale, Arizona